EXHIBIT 24
				POWER OF ATTORNEY

		Know all by these presents, that the undersigned hereby constitutes and appoints each of Mehri F. Shadman, Kathleen I. Tatum, Brenna M. Jackson
and Charmain A. Ho-A-Lim, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) take such actions as may be necessary or appropriate to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (the "SEC") utilizing the SEC's Electronic Data Gathering and Retrieval ("EDGAR") system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing in the undersigned's name and submitting on the undersigned's behalf to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section
16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") or any rule or regulation of the SEC;

(2) act as an account administrator for the undersigned's EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

(3) cause Under Armour, Inc. (the "Company") to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Company's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account;

(4) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules thereunder; and/or Forms 144 (including any amendments thereto) in accordance with Rule 144 under the Securities Act;

(5) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Form 144 complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(6) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

	The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 of the Securities Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or Forms 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of September, 2025.

		/s/ Carolyn N. Everson
		    Signature

                   Carolyn N. Everson
		     Print Name